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                                            April 1, 2003



First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653


RE: SEPARATE ACCOUNT KG OF FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY FILE NOS. 333-10285 AND 811-7769

Gentlemen:

In my capacity as Assistant Vice President and Counsel of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of this Post-Effective Amendment to the Registration Statement for Separate Account KG on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity contracts.

I am of the following opinion:

     1. Separate Account KG is a separate account of the company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

     2. The assets held in Separate Account KG are not chargeable with liabilities arising out of any other business the Company many conduct.

     3. The variable annuity contracts, when issued in accordance with the Prospectus contained in the Post-Effective Amendment to the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this Post-Effective Amendment to the Registration Statement for Separate Account KG on Form N-4 filed under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                            Very truly yours,


                                            /s/ Sheila B. St. Hilaire
                                            Sheila B. St. Hilaire
                                            Assistant Vice President and Counsel